Exhibit 10.2

AMENDMENT NUMBER ONE TO
DEVELOPMENT COLLABORATION AND LICENSE AGREEMENT
Amendment Effective Date: January 18, 2016
This Amendment Number One to Development Collaboration and License Agreement (this “Amendment”) is entered into effective as of January 18, 2016 (the “Amendment Effective Date”) by and among Clinical Micro Sensors, Inc. d.b.a. GenMark Diagnostics, Inc., a Delaware corporation having a principal place of business at 5964 La Place Court, Carlsbad, CA 92008 (“GenMark”), Advanced Liquid Logic, Inc., a Delaware corporation having its principal place of business at 5200 Illumina Way, San Diego, CA 92122 (“ALL”), and Illumina, Inc., a Delaware corporation having a principal place of business at 5200 Illumina Way, San Diego, CA 92122 (“Illumina”). GenMark, ALL and Illumina are hereinafter and in the Agreement (as defined below) referred to individually as a “Party” and collectively as the “Parties” (subject to the qualification below relating to Illumina). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Agreement.
RECITALS
WHEREAS, GenMark and ALL entered into that certain Development Collaboration and License Agreement dated as of July 26, 2012, under which certain employees of Illumina have been performing certain activities under the Development Program following Illumina’s acquisition of ALL (the “Agreement”);
WHEREAS, concurrently with entering into this Amendment, GenMark and Illumina are entering into the Supply Agreement (as defined in the Agreement); and
WHEREAS, GenMark, ALL and Illumina desire to amend the Agreement pursuant to the terms of this Amendment.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
Illumina shall only be considered and bound as a Party to the Agreement (including this Amendment) for purposes of the obligations set forth in Section 4.4 of the Agreement (as amended). No other reference to a “Party” or “Parties” in the Agreement (including this Amendment) shall include Illumina.

2.
Section 1.1 of the Agreement and all corresponding references to “Additional Margin” in the Agreement are hereby deleted in their entirety from the Agreement. Each of ALL, Illumina and GenMark acknowledge and agree that the transfer price of ALL Components supplied by ALL and/or Illumina to GenMark under the Supply Agreement shall be exclusively as set forth in the Supply Agreement, and that no Additional Margin shall be due to ALL or any of its Affiliates with respect to Net Sales of Licensed Products.

3.
The Parties agree that, as of the Amendment Effective Date, no further actions during the Term are required by either Party under Section 2 of the Agreement (and no further actions under Section 2 of the Agreement will be required after the Amendment Effective Date), including, but not limited to, performance of any Development Plans, the Development Program, and participation in the JDC; provided that any amounts owed under Section 2.4 shall be paid within 30 days of the Amendment Effective Date. The Development Term is deemed to have expired as of the Amendment Effective Date.

4.	Section 3.1.2 of the Agreement is hereby deleted in its entirety.

5.	Section 4.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“4.1    Supply of ALL Components. ALL and/or Illumina shall supply ALL Components to GenMark pursuant to the terms of the Supply Agreement only.”

6.	Section 4.2.1 of the Agreement is hereby amended to add the following sentence to the end:

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“As of the Amendment Effective Date, Illumina and GenMark have executed an agreement for Illumina to supply ALL Components to GenMark, and such supply agreement constitutes the Supply Agreement under this Agreement and satisfies this Section 4.2.1.”

7.	Sections 4.2.2 and 4.2.3 of the Agreement are each hereby deleted in their entirety.

8.	Section 4.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“4.3    Transfer Price. The transfer price of ALL Components supplied by ALL and/or Illumina to GenMark under the Supply Agreement shall be as set forth in the Supply Agreement only.”

9.	Section 4.4 of the Agreement is hereby deleted and replaced with the following:

“4.4    Transition of Manufacturing Know-How. The Parties shall cooperate in good faith and diligently perform, and exercise their reasonable best efforts to complete no later than ***, the respective activities assigned to and/or reasonably contemplated to be performed by each Party as described in the technology transfer plan executed by the Parties concurrently herewith (the “Technology Transfer Plan”). The Technology Transfer Plan shall require ALL and Illumina to, and ALL and Illumina shall, transfer to GenMark all Technical Information and Materials in ALL’s and/or Illumina’s (and their Affiliates’) possession that, as of the Amendment Effective Date, are used by ALL and/or Illumina (and their Affiliates) in connection with the manufacture of ALL Components that are “Products” as defined in the Supply Agreement (all of which constitute ALL IP Rights or Joint Collaboration IP Rights); and no information or materials that are not used in connection with the manufacture of such “Products” shall be part of the activities under the Technology Transfer Plan (“Technology Transfer”). The Technology Transfer Plan reflects both Parties’ reasonable, good faith estimates of the time commitments and activities required to achieve a successful Technology Transfer. The reasonable, good faith time estimates set forth in the Technology Transfer Plan shall not be exceeded without the Parties’ prior written consent, which shall not be unreasonably withheld or conditioned. Each Party shall ensure that personnel appropriate for the tasks then being undertaken, in terms of their seniority, availability and function in their respective organizations, training and experience, including in respect of manufacturing, operations, and quality and process transfer expertise, are adequately involved in performing the activities described in the Technology Transfer Plan. The Parties acknowledge and agree that ALL’s and Illumina’s obligations to perform the activities assigned to ALL and Illumina set forth in the Technology Transfer Plan shall terminate on *** (the “Transfer Termination Date”); provided that Illumina and ALL have complied with all of their respective obligations and have diligently performed all activities assigned to ALL and Illumina as set forth in the Technology Transfer Plan by such date (unless, but only to the extent, any delays or failures are directly due to acts or omissions of GenMark). Notwithstanding the foregoing, if Illumina and/or ALL have failed to fulfill any of their obligations or diligently perform any of the activities assigned to ALL or Illumina in the Technology Transfer Plan by ***, then the Transfer Termination Date and ALL’s and Illumina’s obligations to perform under the Technology Transfer Plan shall continue until such time as all such obligations have been satisfied and all such activities have been completed in full (unless, but only to the extent, any delays or failures are directly due to acts or omissions of GenMark). GenMark shall reimburse ALL and Illumina for *** of the direct costs (determined in accordance with GAAP) incurred by ALL and Illumina for activities properly undertaken pursuant to the Technology Transfer Plan.”

10.	Section 4.5 of the Agreement is hereby deleted and replaced with the following:

“4.5    Royalties. In each Calendar Quarter during the Term of this Agreement in which GenMark records Net Sales of a Consumable Licensed Product that contains ALL Components that are manufactured by GenMark or otherwise not manufactured and supplied pursuant to the Supply Agreement (“GenMark Manufactured Consumables”), GenMark shall pay to ALL (or to an Affiliate of ALL if GenMark is notified in writing by ALL or an ALL Affiliate), subject to Section 6.11, an amount equal to ***% of Net Sales of GenMark Manufactured Consumables during such Calendar Quarter. For the avoidance of doubt, GenMark shall not be required to pay any Additional Margin under the Agreement.”

11.	Section 6.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

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“6.7    Royalties on Instrument Licensed Products. GenMark *** for Net Capital Sales of Instrument Licensed Products Covered by a Valid Claim.”

12.	Section 6.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.8    Transfer Price of ALL Components. The price of ALL Components supplied by ALL and/or Illumina to GenMark under the Supply Agreement shall be as set forth in the Supply Agreement only.”

13.	Section 6.11 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.11     Deductions from Payments. If GenMark has obtained or in the future obtains a license or immunity from an infringement suit from any Third Party pursuant to which GenMark, its Affiliates, distributors or Sublicensees is/are required to pay to any Third Party any fee, royalty or other payment in connection with a right or license under any Third Party intellectual property rights to make, have made, use, offer for sale, sell or import Licensed Products, GenMark shall have the right to set off any and all amounts paid to such Third Party, including fee, royalty or other payments, against payment of the royalty payments otherwise payable hereunder; provided that in no event shall royalties otherwise payable to ALL and/or an ALL Affiliate hereunder be reduced to less than *** of Net Sales of GenMark Manufactured Consumables during each Calendar Quarter during the Term of this Agreement in which GenMark records Net Sales of GenMark Manufactured Consumables. Such right of offset shall be in addition to, and not in lieu of, any other rights or claims GenMark may have under this Agreement or otherwise.”

14.	Section 7.4 of the Agreement is hereby deleted in its entirety.

15.	The second sentence of Section 8.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“During the Development Term and the remainder of the Term of this Agreement, ALL shall, upon GenMark’s written request, but in any event no more frequently than once every six (6) months, disclose to GenMark all Patents within the ALL IP Rights (including in each case, any such Patents of which ALL acquires Control after the Effective Date).”

16.	Section 10.4 of the Agreement is hereby deleted in its entirety and replaced with “Intentionally omitted.”

17.	Section 15.9 of the Agreement is hereby amended to replace the “Notices to ALL” with the following:
“Notices to ALL:
Advanced Liquid Logic, Inc.
5200 Illumina Way
San Diego, CA 92122
Attention: General Counsel
with a copy to:
Legalnotices@illumina.com.”

18.	Except as expressly modified hereby, all of the terms and conditions of the Agreement shall continue to apply and shall remain unmodified and in full force and effect.

[Signature Page(s) to Follow]

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IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the Amendment Effective Date.

Clinical Micro Sensors, Inc.,
d.b.a GenMark Diagnostics, Inc.

By: /s/ Hany Massarany
Name: Hany Massarany
Title: President and Chief Executive Officer

Advanced Liquid Logic, Inc.

By: /s/ Nicholas Naclerio
Name: Nicholas Naclerio
Title: Sr. Vice President

Illumina, Inc.

By: /s/ Jeffrey S. Eidel
Name: Jeffrey S. Eidel
Title: Vice President, Corporate Development

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.